Exhibit 99.1

NEWS RELEASE

ENTEGRIS DETAILS GROWTH STRATEGY AND LONG-TERM FINANCIAL MODEL AT 2026 CAPITAL MARKETS DAY

•	Entegris updates its long-term revenue CAGR target to ~15%, driven by customers’ increasing materials intensity and contamination control requirements
•	Disciplined execution and capital efficiency expected to support significantly higher profitability and cash flow
•	Board authorizes $500 million share repurchase program

BILLERICA, Mass., November 9, 2026 - Entegris, Inc. (Nasdaq: ENTG), a leading supplier of critical advanced materials and process solutions for the semiconductor and other high-technology industries, today outlined its long-term growth strategy and financial model at its 2026 Capital Markets Day.

Dave Reeder, President and Chief Executive Officer of Entegris, said, “AI is driving a new era of semiconductor innovation, accelerating technology transitions and increasing the complexity of device architectures. As the requirements for materials and purity continue to rise, Entegris is more critical than ever to enabling the industry’s most advanced technologies. Our technology leadership, broad portfolio and strong customer partnerships, position us to capture these opportunities, while we continue to accelerate innovation, productivity and execution across the company. We expect strong revenue and earnings growth, together with greater capital efficiency, to drive increased cash flow, enabling us to invest in growth while returning approximately 50% of excess cash to shareholders.”

At Capital Markets Day, Entegris introduced an updated long-term financial model targeting a compound annual growth rate (“CAGR”) for revenue of approximately 15%, adjusted gross margin of approximately 55%, adjusted operating margin of approximately 35%, and adjusted earnings per share CAGR of approximately 30%. The company expects revenue growth, significant margin expansion and greater capital efficiency will accelerate cash flow generation.

With significant progress made in reducing its net leverage ratio, Entegris also outlined its long-term capital allocation framework, focused on investing in organic growth and innovation, executing a disciplined approach to strategic M&A and returning approximately 50% of excess cash to shareholders.

In support of this capital allocation framework, Entegris announced that its Board of Directors has authorized a $500 million share repurchase program and that the company expects to raise its quarterly cash dividend by 10% starting in the first quarter of 2027, subject to declaration by the Board. Share repurchases may be made from time to time through open market purchases, privately negotiated transactions, accelerated share repurchase arrangements or Rule 10b5-1 trading plans, in amounts and at times determined by management based on market conditions and other factors. The repurchase program does not obligate the company to acquire any particular amount of its common stock and may be suspended or discontinued at any time.

A webcast replay of the Capital Markets Day event and the accompanying presentation materials will be available on the Investor Relations section of Entegris’ website at investor.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading supplier of critical advanced materials and process solutions for the semiconductor and other high-tech industries. Entegris has approximately 9,000 employees throughout its global operations and is ISO 9001 certified. It has manufacturing, customer service and/or research facilities in the United States, Canada, China, Germany, Israel, Japan, Malaysia, Singapore, South Korea, and Taiwan. Additional information can be found at www.entegris.com.

USE OF NON-GAAP FINANCIAL MEASURES

This news release contains references to “Adjusted Operating Margin,” “Adjusted Gross Margin,” “Diluted Non-GAAP Earnings per Common Share” and other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).  Management uses these non-GAAP financial measures to evaluate Entegris, Inc.’s (the “Company”) operating and financial performance and for planning purposes, and believes they provide investors with useful supplemental information and facilitate period-to-period comparisons by excluding items that management does not consider indicative of the Company’s ongoing operating performance.  The non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures but should instead be read in conjunction with the GAAP financial measures. Non-GAAP financial measures have limitations: they do not reflect all of the amounts associated with the Company’s results as determined in accordance with GAAP, the excluded items may recur and may have a material impact on the Company’s reported results, and other companies may calculate similarly titled measures differently, which may limit their usefulness as comparative measures.  Further information with respect to and reconciliations of such historical measures, and of the estimated 2026 non-GAAP financial measures presented, to the most directly comparable GAAP measure can be found on our website. The Company does not provide a reconciliation of the forward-looking non-GAAP financial measures reflected in its long-term financial targets to the most directly comparable GAAP measures because certain items excluded from these non-GAAP measures, such as restructuring, acquisition-related and impairment charges, cannot be reasonably predicted or estimated without unreasonable efforts due to their inherent uncertainty. These items could be material, individually or in the aggregate, to the Company’s future GAAP results.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements”, including statements about the Company long-term financial targets, strategy and market outlook. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based on current management expectations and assumptions only as of the date of this news release. They are not guarantees of future performance and they involve substantial risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to execute its strategic plan and achieve its long-term financial targets, which are based on assumptions about semiconductor industry growth, market share, pricing, costs and capital spending that may prove incorrect; fluctuations in the demand for semiconductors and the overall volume of semiconductor manufacturing; the impact of global economic uncertainty, including financial market volatility, which may result in lower consumer spending, inflationary pressures, a higher interest rate environment, an economic recession, and bank instability; supply chain interruptions and the Company’s dependence on sole, single, and limited source suppliers and related raw material shortages and cost increases; operational, political, legal and other risks associated with the Company’s international operations, including challenges in hiring and integrating workers in different countries, maintaining appropriate business practices across the varied jurisdictions in which the Company operates, and engaging and managing global, regional and local third-party service providers; risks related to geopolitical uncertainty and regional and global instabilities and hostilities, including, but not limited to, the ongoing conflicts between Ukraine and Russia, and conflicts in the Middle East, as well as the global responses thereto; export controls, economic sanctions, and similar restrictions; the concentration and consolidation of the Company’s customer base; the Company’s ability to meet rapid demand shifts; the Company’s ability to continue technological innovation and to introduce new products to meet customers’ rapidly changing requirements; manufacturing and other operational disruptions or delays; the Company’s ability to complete, ramp and achieve expected utilization of new and expanded manufacturing capacity; IT system failures, network disruptions, and cybersecurity risks; tariffs, additional taxes and other protectionist measures resulting from international trade disputes, strained international relations and changes in foreign and national security policy; the risks associated with the use and manufacture of hazardous materials; goodwill impairment; challenges in attracting and retaining qualified personnel; the Company’s ability to protect and enforce intellectual property rights; artificial intelligence; the Company’s environmental, social, and governance commitments; legal and regulatory risks, including changes in laws and regulations related to the environment, health and safety, accounting standards, and corporate governance, across the jurisdictions in which the Company operates; changes in taxation or adverse tax rulings; the ability to obtain government incentives and the possibility that competitors will benefit from government incentives for which the Company does not qualify; the amount and consequences of the Company’s indebtedness, the Company’s ability to repay its debt and to obtain future financing, and the Company’s obligations under its current outstanding credit facilities; the Company's capital allocation strategy, which may be modified at any time for any reason, including share repurchases, dividends, which remain subject to Board approval, debt repayments and potential acquisitions; volatility in the Company’s stock price; the Company’s ability to effectively implement any organizational changes; substantial competition; the Company’s ability to identify, complete and integrate acquisitions, joint ventures, divestitures or other similar transactions; the impacts of climate change; and other matters. These risks and uncertainties also include, but are not limited to, the risk factors and additional information described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 11, 2026, including under the heading “Risk Factors” in Item 1A, in the Company’s subsequent Quarterly Reports on Form 10-Q, and in the Company’s other periodic filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, the Company undertakes no obligation to update any forward-looking statements or information contained herein, which speak only as of their respective dates.

Investor Contact: Jeffrey Schnell Vice President, Investor Relations + 1 201 207 3029 jeffrey.schnell@entegris.com	Media Contact: Jessica Emond Senior Director, Global Corporate Communications +1 978 436 6520 jessica.emond@entegris.com